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                                                                    EXHIBIT 21.1


                        PRINCIPAL OPERATING SUBSIDIARIES

                                             State of Incorporation/Organization
                                             -----------------------------------

Fieldcrest Cannon, Inc.                      Delaware

FCI Corporate LLC                            Delaware

FCI Operations LLC                           Delaware

Encee, Inc.                                  Delaware

The Leshner Corporation                      Ohio

Opelika Industries, Inc.                     Alabama

Pillowtex Canada Inc.                        Ontario, Canada

Pillowtex, Inc.                              Delaware

Pillowtex Management Services Company        Delaware